UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2026

AGL PRIVATE CREDIT INCOME FUND

(Exact Name of Registrant as Specified in Its Charter)

814-01782

(Commission File Number)

Delaware	99-4917603
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

535 Madison Avenue, 24th Floor,

New York, NY 10022

(Address of principal executive offices) (Zip code)

(212) 973-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure

Recent Developments

On March 25, 2026, the Company sold approximately $231.8 million in loans at fair value to AGL Enhanced PC Income I LLC, a newly-formed unconsolidated entity. The Company used net proceeds from the sale to pay down indebtedness of the Company.

Subsequent to December 31, 2025, we committed to the following additional investment transactions, representing aggregate commitments of approximately $152.0 million. The $77.0 million in debt investments carry a weighted average spread of 4.7% and a weighted average loan-to-value ratio of 43.4%, based upon portfolio company financial statements.

Investments	Reference Rate and Spread	Acquisition Date	Maturity Date	Commitment ($)	Initial Funded Amount ($)
Non-controlled/Non-affiliated
Debt Investments
Insurance
Galway Borrower LLC	SOFR + 4.50%	2/23/2026	9/29/2028	1,241	—

Trading Companies & Distributors
Radwell Parent, LLC	SOFR + 4.75%	3/2/2026	4/1/2030	50,000	—

Software
Apple BidCo Holdings, Inc.	SOFR + 4.50%	1/22/2026	1/22/2033	25,750	18,040

Total Non-controlled/Non-affiliated Debt Investments				76,991	18,040

Non-controlled/affiliated
Equity Investments
Investment Fund
AGL Enhanced PC Income I LLC	N/A	3/9/2026	N/A	75,000	21,275

Total Investments				$151,991	$39,315

The following table sets forth certain characteristics of our investment portfolio as of March 26, 2026. Weightings in this table are based on the funded par value of each respective investment as of March 26, 2026. All portfolio company information is presented as of the origination date of each investment.

	As of March 26, 2026
Weighted average net leverage	5.6	x
Weighted average loan-to-value	41.9%
Weighted average interest coverage	2.0	x
Financial sponsor backed	93.1%

The information presented under Item 7.01 is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On March 30, 2026, the Board of Trustees of AGL Private Credit Income Fund (the “Company”) declared a distribution on the Company’s common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), from taxable earnings, which may include a return of capital and/or capital gains, in an amount equal to $0.60 per share, payable on April 30, 2026 to shareholders of record as of March 30, 2026 (the “Distribution”).

The Distribution will be paid in cash or reinvested in additional Common Shares for shareholders participating in the Company’s dividend reinvestment plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 30, 2025

AGL PRIVATE CREDIT INCOME FUND

By:	/s/ Taylor Boswell
Taylor Boswell
Chief Executive Officer